UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

May 23, 2012

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Thermo Fisher Scientific Inc. (the “Company”) held on May 23, 2012, the stockholders of the Company voted on the following proposals:

1.	The following nominees were elected to the Company’s Board of Directors for a one-year term expiring at the 2013 annual meeting of shareholders.

	For	Against	Abstain	Broker Non-Votes
C. Martin Harris	305,359,896	1,071,557	102,203	20,458,104
Judy C. Lewent	299,591,124	6,849,714	92,818	20,458,104
Jim P. Manzi	298,665,433	7,760,671	107,552	20,458,104
Lars S. Sorensen	303,478,724	2,951,442	103,490	20,458,104
Elaine S. Ullian	294,633,297	11,138,815	761,544	20,458,104

Following the annual meeting, Marc N. Casper, Nelson J. Chai and Tyler Jacks, having terms expiring in 2013, and Thomas J. Lynch, William G. Parrett and Scott M. Sperling, having terms expiring in 2014, continued in office.

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	293,853,575
Against:	12,337,310
Abstain:	342,771
Broker Non-Votes:	20,458,104

3.	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For:	322,423,210
Against:	4,092,702
Abstain:	475,848

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 25th day of May, 2012.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian Senior Vice President, General Counsel and Secretary